Exhibit 8.1

Hogan Lovells US LLP 555 Thirteenth St. NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

July 10, 2023

Urstadt Biddle Properties Inc.

321 Railroad Avenue

Greenwich, CT 06380

Re: Company Tax Opinion

Ladies and Gentlemen:

We have acted as tax counsel to Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”) in connection with the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of May 17, 2023 (the “Merger Agreement”), by and among Regency Centers Corporation, a Florida corporation (“Parent”), Hercules Merger Sub, LLC, a Maryland limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company, UB Maryland I, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“UB Sub I”), and UB Maryland II, Inc., a Maryland corporation and a direct wholly-owned subsidiary of UB Sub I (“UB Sub II”), as further described in the registration statement on Form S-4 initially filed by Parent with the Securities and Exchange Commission on June 16, 2023, which includes the proxy statement/prospectus relating to the Merger Agreement (The “Registration Statement”). Capitalized terms used herein and which are defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement unless otherwise defined herein.

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement; (2) the Registration Statement; and (3) such other instruments and documents related to the formation, organization, and operation of Parent, Merger Sub, Company, UB Sub I and UB Sub II or to the consummation of the Mergers and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (3), collectively the “Reviewed Documents”).

Assumptions and Representations

In connection with rendering this opinion letter, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

1.

(A) All factual information contained in each of the documents we have examined and upon which we have relied in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, (B) all copies are accurate, (C) all signatures are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

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Urstadt Biddle Properties Inc.

July 10, 2023

2.

There will have been, by the First Merger Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

3.

To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by Company and by Parent, Merger Sub, UB Sub I and UB Sub II, their respective managers, employees, officers, directors, and stockholders in connection with the Mergers, including, but not limited to, those in the Reviewed Documents, have been and will continue to be true, complete, and accurate in all respects.

4.

The Merger Agreement is valid and binding in accordance with its terms. The Transactions will be consummated in accordance with the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof) and the Registration Statement. Each of the Mergers will qualify as a merger under the applicable laws of Maryland.

5.

Each of Parent, Company, Merger Sub, UB Sub I and UB Sub II will comply with all reporting obligations with respect to the Mergers required under the Code and the Treasury Regulations promulgated thereunder.

6.

Each of Parent, Company (prior to the First Merger Effective Time), and UB Sub I (from and after the First Merger Effective Time) either qualifies as a “real estate investment trust” under Subchapter M of the Code or is not otherwise an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

7.	There will be no change in applicable U.S. federal income tax law from the date hereof through the Second Merger Effective Time.

Opinion

Based upon and subject to the assumptions and qualifications set forth herein (including those set forth below), we are of the opinion that the portions of the discussion contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Mergers” that describe applicable U.S. federal income tax law, subject to the assumptions, limitations and conditions set forth therein, are correct in all material respects as of the date hereof.

In addition to the assumptions set forth above, this opinion letter is subject to the exceptions, limitations, and qualifications set forth below:

1.

The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the IRS, including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In

Urstadt Biddle Properties Inc.

July 10, 2023

this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither Parent nor Company has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion letter. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

2.

This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Mergers or any other transaction (including any transaction undertaken in connection with the Mergers or contemplated by the Merger Agreement).

3.

Our opinion set forth herein is based upon, among other things, the description of the Transactions as set forth in the Merger Agreement. No opinion is expressed as to any transaction other than the Mergers, or with respect to the Mergers, unless all the transactions described in the Merger Agreement (or otherwise contemplated in connection with the Mergers) have been consummated in accordance with the terms of the Merger Agreement (and also without amendment, waiver, or breach of any provision thereof), and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the Transactions differ from the terms of the Merger Agreement (without amendment, waiver, or breach of any material provision thereof), or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion letter is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent. Except as provided in the next sentence, this opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan Lovells US LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s Hogan Lovells US LLP

HOGAN LOVELLS US LLP